UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 4, 2011
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2011, Rainmaker Systems, Inc (the “Company”) announced that Tim Burns, 36, was appointed Chief Financial Officer of the Company effective as of November 4, 2011. Mr. Burns had been serving as Interim Chief Financial Officer of the Company since April 20, 2011. Mr. Burns is primarily responsible for Rainmaker’s treasury, corporate development, risk management, financial planning and analysis, accounting, SEC reporting, SOX compliance and the tax and credit functions, reporting directly to Rainmaker’s CEO, Michael Silton.
Mr. Burns has thirteen years of finance and accounting experience and joined Rainmaker in November 2010. Prior to joining Rainmaker, Mr. Burns spent nine years at Dean Foods Company holding various positions within finance and accounting. Mr. Burns is a licensed CPA in the state of Texas and holds a Master’s degree in Professional Accounting from the University of Texas at Austin and a Bachelor of Science degree in Accounting from the University of Southern California.
Mr. Burns will receive an annual base salary of $200,000, paid bi-weekly, and will be eligible for a target annual bonus of $60,000. Pursuant to the Company’s 2003 Stock Incentive Plan, and subject to the approval of the Board of Directors of Rainmaker, Mr. Burns will receive a grant of 85,000 restricted shares of common stock which shall vest in accordance with a schedule to be determined by the options pricing committee.
Mr. Burns’ offer letter is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement dated November 4, 2011, between Rainmaker Systems, Inc. and Timothy Burns.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

November 10, 2011	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer